MACROCHEM CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


PRIMARY EARNINGS PER SHARE WERE CALCULATED AS FOLLOWS:

                                   Three Months Ended      Nine Months Ended
                                      September 30,         September 30,
                                  --------------------    -------------------
                                    1997        1996        1997      1996
                                    ----        ----        ----      ----

Total income used for primary
   earnings per share            $( 1,019)   $(   620)   $( 2,835)  $( 2,515)
                                   ======      ======      ======     ======

Weighted average number of
   common shares outstanding       16,258      15,522      16,015     15,135
                                   ======      ======      ======     ======

Primary earnings per share       $(  0.06)   $(  0.04)   $(  0.18)  $(  0.17)
                                   ======      ======      ======     ======


Note: Fully diluted earnings per share are not presented since the results would be anti-dilutive.